EXHIBIT 3.4

~~SIXTH~~SEVENTH AMENDED AND RESTATED
BYLAWS
OF
~~SMART ONLINE~~MOBILESMITH, INC.

ARTICLE I

OFFICES

SECTION 1. Registered Office.  The registered office of the Corporation shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or at such other place as the Board of Directors shall determine from time to time.

SECTION 2. PRINCIPAL OFFICE AND OTHER OFFICES.  The principal office of the Corporation shall be located at such place as the Board of Directors may specify from time to time.  The Corporation may have such other offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. PLACE OF MEETING.  Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the principal office of the Corporation required to be maintained pursuant to Article I, Section 2 hereof.  The Board of Directors may, in its sole discretion and subject to such guidelines and procedures as the Board of Directors may adopt for such meeting, permit stockholders and proxy holders not present at such meeting to: (i) participate in such meeting of stockholders; and (ii) be deemed present in person and vote at such meeting of stockholders, provided that: (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (B) the Corporation shall implement reasonable measures to provide stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders; and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, the Corporation shall maintain a record of such vote or other action.

SECTION 2. ANNUAL MEETINGS.  The annual meeting of the stockholders shall be held during the month of June of each year at such time and place as the Board of Directors shall determine, at which time the stockholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting.  Notwithstanding the foregoing, the Board of Directors may cause the annual meeting of stockholders to be held on such other date in any year as they shall determine to be in the best interest of the Corporation, and any business transacted at said meeting shall have the same validity as if transacted on the date designated herein.

SECTION 3. SPECIAL MEETINGS.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Certificate of Incorporation, may be called by the Chairman of the Board, Chief Executive Officer or President.  The President or Secretary shall call a special meeting when: (i) requested in writing by any two or more of the directors, or one director if only one director is then in office; or (ii) requested in writing by stockholders owning a majority of the shares entitled to vote.  Such written request shall state the purpose or purposes of the proposed meeting.

SECTION 4. NOTICE OF MEETINGS.  Except as otherwise required by statute or the Certificate of Incorporation, written notice of each meeting of the stockholders, whether annual or special, shall be served, either personally, by mail or private carrier, or by facsimile, electronic mail or other electronic means, upon each stockholder of record entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.  Notice shall be sent by facsimile, electronic mail or other electronic means only to stockholders who have agreed to receive notice by electronic means and who have not revoked such agreement.  If transmitted electronically, notice shall be deemed given: (1) by facsimile, when directed to a number at which the stockholder has consented to receive notice; (2) by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (a) such posting or (b) the giving of such separate notice; and (4) by any other form of electronic transmission, when directed to the stockholder.  Notice of any meeting of stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  The notice shall also state the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who, in person or by his authorized attorney, either before or after such meeting, shall waive such notice in writing.  Attendance of a stockholder at a meeting, either in person or by proxy, shall itself constitute waiver of notice and waiver of any and all objections to the place and time of the meeting and manner in which it has been called or convened, except when a stockholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objections to the transaction of business.  Notice of the time and place of any adjourned meeting need not be given otherwise than by the announcement at the meeting at which adjournment is taken, unless the adjournment is for more than thirty (30) days or after the adjournment a new record date is set.

SECTION 5. PROXIES.  A stockholder may attend, represent, and vote his shares at any meeting in person, or be represented and have his shares voted for by a proxy which such stockholder has (i) duly executed in writing or (ii) transmitted by electronic means and which has been authenticated as required by law.  No proxy shall be valid after three (3) years from the date of its execution unless a longer period is expressly provided in the proxy.  Each proxy shall be revocable unless otherwise expressly provided in the proxy or unless otherwise made irrevocable by law.

SECTION 6. QUORUM.  The holders of a majority of the stock issued, outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders and shall be required for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws.  When a quorum is present at the original meeting, any business which might have been transacted at the original meeting may be transacted at an adjourned meeting, even when a quorum is not present at the adjourned meeting.  The stockholders at a meeting at which a quorum is initially present may continue to do business until adjournment, notwithstanding the withdrawal of sufficient stockholders to leave less than a quorum.  If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting unless the adjournment is for more than thirty (30) days or after the adjournment a new record date is set, until the required amount of voting stock shall be present.  At such adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted that might have been transacted at the meeting originally called.

SECTION 7. VOTING OF SHARES.  Each outstanding share of voting capital stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except as otherwise provided in the Certificate of Incorporation.  The vote by the holders of a majority of the shares voted on any matter at a meeting of stockholders at which a quorum is present shall be the act of the stockholders on that matter, unless the vote of a greater number is required by law, by the Certificate of Incorporation, or by these Bylaws; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Voting on all matters except the election of directors shall be by voice vote or show of hands unless the holders of ten percent (10%) of the shares represented at the meeting shall, prior to voting on any matter, demand a written ballot on that particular matter.  All elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.  Shares of its own stock owned by the Corporation, directly or indirectly, through a subsidiary or otherwise, shall not be voted and shall not be counted in determining the number of shares entitled to vote; except that shares held in a fiduciary capacity may be voted and shall be counted except to the extent provided by law.

SECTION 8. ACTION WITHOUT MEETING.

(a) Any action required or permitted to be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b) Every written consent shall bear the date of signature of each stockholder who signs the consent, and no consent shall be effective to take the corporate action referred to in such consent unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner required in these Bylaws, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

(c) A telegram, electronic mail or other electronic transmission consenting to action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated, as required by Section 228 of the General Corporation Law of Delaware and by these Bylaws, provided that any such telegram, electronic mail or other electronic transmission sets forth or is delivered with information from which the Corporation can determine: (i) that the telegram, electronic mail or other electronic transmission was transmitted by the stockholder, proxy holder or person authorized to act for the stockholder or proxy holder; and (ii) the date on which such stockholder, proxy holder or authorized person(s) transmitted such telegram, electronic mail or other electronic transmission.  The date on which such telegram, electronic mail or other electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  Unless otherwise provided by resolution of the Board of Directors, no consent given by telegram, electronic mail or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

(d) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by the stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

SECTION 9. LIST OF STOCKHOLDERS.  The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete alphabetical list of the stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held.  The list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 10. INSPECTORS OF ELECTION.

(a) In advance of any meeting of stockholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof.  If inspectors of election are not so appointed, the chairman of any such meeting may appoint inspectors of election at the meeting.  The number of inspectors shall be either one (1) or three (3).  In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the person acting as chairman.

(b) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the results and do such acts as may be proper to conduct the election or vote with fairness to all stockholders.  The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as possible.

(c) If there are three (3) inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

(d) On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any fact found by them.  Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

SECTION 11. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (a) pursuant to the notice of meeting pursuant to Article II, Section 4 of these Bylaws; (b) by or at the direction of the Board of Directors; or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw (Article II, Section 11), who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (a)(i) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th calendar day nor earlier than the close of business on the 90th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th calendar day prior to such annual meeting and not later than the close of business on the later of the 60th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(b) Special Meetings of Stockholders.

(i) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting under Article II, Section 4 of these Bylaws.  If directors are to be elected at a special meeting of stockholders pursuant to the notice of meeting, nominations of persons for election to the Board of Directors at such meeting may be made (a) by or at the direction of the Board of Directors, or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

(ii) In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board of Directors, any stockholder may, pursuant to clause (b)(i) above, nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, if the stockholder shall have delivered notice containing the information specified in paragraph (a)(ii) of this Bylaw to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th calendar day prior to such special meeting and not later than the close of business on the later of the 60th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(i) Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(ii) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported in a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

(iii) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.  Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

SECTION 12. STOCKHOLDER COMMUNICATIONS WITH DIRECTORS.  The Board of Directors may from time to time establish or amend the procedures for stockholder communications to the Board of Directors.  Such procedures shall be contained in the Corporation’s proxy statement for its annual meeting of stockholders or such other communication as the Board may deem appropriate in its sole discretion.  Any stockholder who desires to send a communication to members of the Board of Directors shall be required to submit such communication in accordance with such procedures.  All communications properly submitted under the procedures established by the Board of Directors, except those deemed inappropriate as provided below, will be delivered to all members of the Board of Directors periodically, generally in advance of each regularly scheduled Board meeting.  The Secretary shall not forward communications which (a) are not reasonably related to the business of the Corporation, (b) concern individual grievances or other interests that are personal to the stockholder submitting the communication and that cannot reasonably be construed to present a matter of concern to stockholders generally, or (c) under community standards, contain offensive, scurrilous or abusive content or that advocate engaging in illegal activities.  If the Secretary, in his or her judgment, deems a communication inappropriate under the foregoing criteria, it will be returned to the person who submitted it together with a brief explanation of the reason why it has been deemed inappropriate for delivery.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS.  The business and affairs of the Corporation shall be managed by the Board of Directors, except as otherwise provided by law, by the Certificate of Incorporation of the Corporation or by these Bylaws.

SECTION 2. NUMBER AND QUALIFICATIONS.  The authorized number of directors shall be determined from time to time by resolution of the Board of Directors, provided that the number of directors shall not exceed nine (9), and provided further that any decrease in the number of directors shall not shorten an incumbent director’s term of office.  Directors need not be residents of the State of Delaware or stockholders of the Corporation.  Prior to being nominated for election or appointed to the Board of Directors, each proposed nominee or appointee must submit (or have previously submitted) an irrevocable, conditional letter of resignation to the Board of Directors (in a form reasonably acceptable to the Board of Directors) that shall become effective upon such person being charged with a felony or equivalent offense under the laws of any jurisdiction.

SECTION 3. ELECTION OF DIRECTORS; TERM.  The directors shall be elected for annual terms at the annual meeting of stockholders (or by written consent in lieu of such meeting) and such directors, as provided in Section 7 of Article II, shall be elected by a plurality of the votes of the shares present or represented by proxy at the meeting (or held by stockholders executing the written consent in lieu of such meeting) and entitled to vote in the election of directors.  Each director shall hold office until his death, resignation, retirement, removal, disqualification or his successor is elected and qualifies.

SECTION 4. REMOVAL.  At a special meeting of the stockholders called for the purpose and in the manner provided in these Bylaws, subject to any limitations imposed by law or the Certificate of Incorporation, the Board of Directors, or any individual director, may be removed from office, with or without cause, and a new director or directors elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors.

SECTION 5. RESIGNATION.  Except as provided in Section 2 of this Article III, any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the President or the Secretary of the Corporation.  The resignation of any director shall take effect upon receipt of such notice or at such later time as shall be specified in such notice.  The acceptance of such resignation shall not be necessary to make it effective.

SECTION 6. VACANCIES.  Any vacancy in the Corporation’s Board of Directors, including, without limitation, any vacancy created by an increase in the authorized number of directors or resulting from the stockholders’ failure to elect the full authorized number of directors, may be filled by the vote of a majority of the remaining directors then in office, though less than a quorum.  If the vacant office was held by a director elected by a voting group, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy.  A director appointed or elected to fill a vacancy shall be appointed or elected for the unexpired term of his predecessor in office.  The stockholders may elect a director at any time to fill a vacancy not filled by the directors.

SECTION 7. COMPENSATION.  The Board of Directors may cause the Corporation to compensate directors for their services as directors and may provide for payment by the Corporation of all expenses incurred by directors in attending regular and special meetings of the Board.

ARTICLE IV

MEETINGS OF DIRECTORS

SECTION 1. ANNUAL AND REGULAR MEETINGS.  A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of stockholders.  In addition, the Board of Directors may provide, by resolution, for the holding of additional regular meetings.

SECTION 2. SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two or more directors, or one director if only one director is then in office.  Such meetings may be held at the time and place designated in the notice of the meeting.

SECTION 3. NOTICE OF MEETINGS.

(a) Regular meetings of the Board of Directors may be held without notice.  Written notice of the time and place of all special meetings of the Board of Directors shall be given no later than 5:00 p.m.  in the time zone of the principal office of the Corporation on a date after which at least two business days intervene before the date of the meeting; such notice need not specify the purpose for which the meeting is called.  Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance at such meeting, except when the director attends the meeting for the express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten (10) days in any one adjournment.

(b) The transaction of all business at any meeting of the Board of Directors, however called or noticed, or wherever held, shall be as valid as though made at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any written waiver of notice or consent unless so required by the Certificate of Incorporation or these Bylaws.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meetings.

SECTION 4. QUORUM.  At all meetings of the Board of Directors, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of business.  In the absence of a quorum, a majority of the directors present at any meeting may adjourn from time to time until a quorum is constituted.  Notice of the time and place of any adjourned meeting need only be given by announcement at the meeting at which adjournment is taken.

SECTION 5. MANNER OF ACTING.  Except as otherwise provided by law, these Bylaws or the Certificate of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 6. ORGANIZATION.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Deputy Chairman of the Board, if any, or in their absence by the President, or in the President’s absence by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in the Secretary’s absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 7. ACTION WITHOUT MEETING.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 8. TELEPHONIC MEETINGS.  Members of the Board of Directors may participate in a meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

ARTICLE V

COMMITTEES OF THE BOARD

SECTION 1. CREATION.  The Board of Directors may designate one (1) or more directors to constitute an Executive Committee or other committees, each of which, to the extent authorized by law and provided in the resolution shall have and may exercise all of the authority delegated to the Executive Committee or other committee by the Board of Directors in the management of the Corporation, except as set forth in Section 7 below.

SECTION 2. VACANCY.  Any permanent vacancy occurring on a committee shall be filled by the Board of Directors.

SECTION 3. REMOVAL.  Any member of a committee may be removed at any time, with or without cause, by the Board of Directors.

SECTION 4. PROCEDURES AND MINUTES.  Any such committee shall elect a presiding officer from among its members and may fix its own rules of procedure, which may not be inconsistent with these Bylaws.  Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

SECTION 5. MEETINGS; QUORUM.  Regular meetings of any such committee may be held without notice at such time and place as such committee may fix by resolution.  Special meetings of any such committee may be called by any member thereof upon not less than one (1) day’s notice stating the place and time of such meeting, which notice may be written or oral.  Any member of the committee may waive notice of meeting and no notice of a meeting need be given to any member thereof who attends in person.  The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting.  A majority of the members of any such committee shall constitute a quorum for the transaction of business at any meeting thereof, and actions of such committee must be authorized by the affirmative vote of a majority of the members pursuant to a meeting at which a quorum is present.  In the absence or disqualification of a member of the committee, the member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

SECTION 6. RESPONSIBILITY OF DIRECTORS.  The designation of an Executive Committee or other committee and the delegation thereto of authority shall not alone operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

SECTION 7. RESTRICTIONS ON COMMITTEES.  Neither the Executive Committee nor any other committee shall have the authority to (a) approve or adopt or recommend to the stockholders any action or matter expressly required by the General Corporation Law of Delaware to be submitted to the stockholders for approval; (b) adopt, amend or repeal Bylaws; (c) amend the Certificate of Incorporation; (d) authorize distributions; (e) fill vacancies on the Board of Directors or on any of its committees, except as provided in Section 5 above; (f) approve a plan of merger not requiring stockholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except within limits specifically prescribed by the Board of Directors; (i) fix compensation of the directors for serving on the Board of Directors or on any committee; or (j) amend or repeal any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

ARTICLE VI

OFFICERS

SECTION 1. OFFICERS.  The Board of Directors shall elect a President and a Secretary or Assistant Secretary, and may elect or appoint a chief executive officer, one or more vice presidents, one or more assistant secretaries, a treasurer or chief financial officer, and other or additional officers as in its opinion are desirable for conduct of the business of the Corporation.  The Board of Directors may elect from its own membership a Chairman of the Board.  The Board of Directors may by resolution empower any officer or officers of the Corporation to appoint from time to time such vice presidents and other or additional officers as in the opinion of the officer(s) so empowered by the Board of Directors are desirable for the conduct of the business of the Corporation.  Any two or more offices may be held by the same person.  In no event, however, may an officer act in more than one capacity where action of two or more officers is required.

SECTION 2. ELECTION AND TERM.  Each officer of the Corporation shall hold office for the term for which he is elected or appointed, and until his successor has been duly elected or appointed and has qualified, or until his death, resignation or removal pursuant to these Bylaws.  Elections by the Board of Directors may be held at any regular or special meeting of the Board.

SECTION 3. REMOVAL.  Any officer elected by the Board of Directors may be removed, either with or without cause, by a vote of the Board of Directors.  Any officer appointed by another officer or officers may be removed, either with or without cause, by either a vote of the Board of Directors or by the officer or officers given the power to appoint that officer.  The removal of any person from office shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. RESIGNATIONS.  Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the President or Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.

SECTION 5. VACANCIES.  A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular appointment or elections to such offices.

SECTION 6. COMPENSATION.  The compensation of all officers of the Corporation shall be fixed by the Board of Directors, except that the Board may delegate to any officer who has been given the power to appoint subordinate officers the authority to fix the salaries of such appointed officers.  No officer shall be prevented from receiving a salary as an officer by reason of the fact that the officer is also a member of the Board of Directors.

SECTION 7. CHAIRMAN OF THE BOARD.  The Chairman of the Board of Directors, if elected, shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws.

SECTION 8. CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer, if elected, shall be the principal executive officer of the Corporation and shall preside at meetings of the Board of Directors in the absence of the Chairman of the Board.  The Chief Executive Officer shall be subject to the control and direction of the Board of Directors and shall supervise and control the management of the Corporation.

SECTION 9. PRESIDENT.  If no Chief Executive Officer is elected, the President shall be the principal executive officer of the Corporation, and shall preside at meetings of the Board of Directors in the absence of the Chairman of the Board and the Chief Executive Officer.  The President shall be subject to the control and direction of the Board of Directors, and in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer from time to time.

SECTION 10. VICE PRESIDENTS.  In the absence or disability of the President or in the event of his death, inability or refusal to act, the Vice Presidents, in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties and exercise the powers of the President.  In addition, the Vice Presidents shall perform such other duties and have such other powers as the Board of Directors shall prescribe.  Vice Presidents shall not be executive officers of the Corporation except as designated by the Board of Directors.

SECTION 11. SECRETARY AND ASSISTANT SECRETARY.  The Secretary shall attend all meetings of the stockholders and of the Board of Directors, and shall record all acts and proceedings of such meetings in the minute book of the Corporation.  The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors requiring notice.  The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.  The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

SECTION 12. CHIEF FINANCIAL OFFICER OR TREASURER AND ASSISTANT TREASURER.  The Chief Financial Officer or Treasurer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President.  The Chief Financial Officer or Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation.  The Chief Financial Officer or Treasurer shall perform other duties commonly incident to this office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.  The President may direct any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer or Treasurer in the absence or disability of the Chief Financial Officer or Treasurer, and each Assistant Treasurer shall perform other duties commonly incident to this office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

SECTION 13. CONTROLLER AND ASSISTANT CONTROLLER.  The Controller, if one has been appointed, shall have charge of the accounting affairs of the Corporation and shall have such other powers and perform such other duties as the Board of Directors shall designate.  Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Board of Directors and the Assistant Controllers shall exercise the powers of the Controller during that officer’s absence or inability to act.

SECTION 14. OTHER OFFICERS.  The other officers, if any, of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution adopted by the Board of Directors that is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors.

SECTION 15. DUTIES OF OFFICERS MAY BE DELEGATED.  In case of the absence of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any director for the time being provided a majority of the entire Board of Directors concurs in such delegation.

SECTION 16. BONDS.  The Board of Directors may, by resolution, require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient securities, conditioned on faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VII

CAPITAL STOCK AND TRANSFER OF SAME

SECTION 1. CERTIFICATES FOR SHARES.  The shares of stock of the Corporation may be issued in book-entry form or evidenced by certificates.  However, every stockholder shall be entitled, upon request, to have a certificate or certificates in such form as the Board of Directors shall determine, certifying the number and class of fully paid shares owned by him.  To the extent that shares of stock are represented by certificates, the certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the President or any Vice President or a person who has been designated as the chief executive officer of the Corporation and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and sealed with the seal of the Corporation or a facsimile thereof.  The signatures of any such officers upon a certificate may be facsimiles or may be engraved or printed or omitted if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.  In case any officer who has signed or whose facsimile or other signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.  The certificates shall be consecutively numbered or otherwise identified, and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.  A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates or held in book-entry form, the number and class of shares represented by such certificates or held in book-entry form, respectively, and the respective dates thereof, and in case of cancellation the respective dates of cancellation.  Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued.

SECTION 2. TRANSFER OF SHARES.  Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative.  All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

SECTION 3. TRANSFER AGENT AND REGISTRAR.  The Board of Directors may appoint one or more transfer agents and one or more registrars of transfer and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.

SECTION 4. CLOSING TRANSFER BOOKS AND FIXING RECORD DATE.

(a) For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board of Directors, such record date shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  Such determination of stockholders of record shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, such record date, when no prior action by the Board of Directors is required by the General Corporation Law of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is filed with the Secretary of the Corporation.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of Delaware, such record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 5. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES.  The Board of Directors may authorize the issuance of a new share certificate, in place of a certificate claimed to have been lost, misplaced, stolen or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss, theft or destruction.  When authorizing such issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

SECTION 6. HOLDER OF RECORD.  The Corporation may treat as absolute owner of the shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate; except that any person furnishing to the Corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of the Corporation’s shares.

SECTION 7. TREASURY SHARES.  Treasury shares of the Corporation shall consist of such shares as have been issued and thereafter acquired but not cancelled by the Corporation.  Treasury shares shall not carry voting or dividend rights, except rights in share dividends.

ARTICLE VIII

INDEMNIFICATION AND REIMBURSEMENT OF DIRECTORS AND OFFICERS

SECTION 1. INDEMNIFICATION FOR EXPENSES AND LIABILITIES.  Subject to the limitations set forth in Section 3 of this Article VIII, any person who at any time serves or has served as a director, officer, employee or agent of the Corporation, or in such capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, other enterprise, shall be entitled to be indemnified by the Corporation to the fullest extent permitted by law against (a) reasonable expenses, including reasonable attorneys’ fees, actually and necessarily incurred by him in connection with any Proceeding, and whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such Proceeding.

SECTION 2. ADVANCE PAYMENT OF EXPENSES.  The Corporation may, in its sole discretion, upon authorization of a majority of the disinterested members of the Board of Directors (or a duly appointed committee thereof), pay expenses incurred by a person entitled to indemnification under Section 1 above, in defending a Proceeding (or appearing as a witness at a time when he or she has not been named as a defendant or a respondent with respect thereto) in advance of the final disposition of such Proceeding, upon such conditions as a majority of the disinterested members of the Board of Directors (or a duly appointed committee thereof) may require, including without limitation, upon receipt of a secured or unsecured undertaking by or on behalf of the director or officer involved to repay the expenses described herein if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation against such expenses.

SECTION 3. LIMITATION.  Notwithstanding anything to the contrary contained in these Bylaws, unless otherwise required by law, no person shall be entitled to indemnification or advancement or reimbursement of expenses in the event (a) such person’s employment or affiliation with the Corporation has been terminated by the Corporation for “cause”, as determined in accordance with such person’s written contract of employment, if any, or if no such contract exists, as determined by the Board of Directors (b) such person is convicted of commission of a felony (even if such Proceeding is not final) or (c) a majority of the disinterested members of the Board of Directors (or a duly appointed committee thereof), has determined, in its sole discretion, that such person has not acted in good faith in the performance of his or her duties on behalf of the Corporation.

SECTION 4. INSURANCE.  The Corporation shall have the power to purchase and maintain insurance (on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan) against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

SECTION 5. OTHER INDEMNIFICATION.  The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other entity shall be reduced by any amount such person may collect as indemnification from such other entity.

SECTION 6. OTHER AUTHORITY TO INDEMNIFY.  This Article VIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to any person (whether a director, officer, employee or agent) when and as authorized by appropriate corporate action.

SECTION 7. DEFINITIONS.  The following terms as used in this Article shall have the following meanings.  “Proceeding” means any threatened, pending or completed action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit, or proceeding), whether civil, criminal, administrative, or investigative “Director,” “officer,” “employee” and “agent” include the estate or personal representative of a director, officer, employee or agent.  “Corporation” shall have the meaning ascribed thereto in Section 145(h) of the General Corporation Law of Delaware.  References to “other enterprises”, “serving at the request of the Corporation” and “not opposed to the best interests of the Corporation” shall refer to the meanings ascribed to such phrases in Section 145(i) of the General Corporation Law of Delaware.

ARTICLE IX

GENERAL PROVISIONS

SECTION 1. DISTRIBUTIONS TO STOCKHOLDERS.  The Board of Directors may from time to time authorize, and the Corporation may make, distributions to its stockholders (including, without limitation, dividends and distributions involving acquisition of the Corporation’s shares) in the manner and upon the terms and conditions provided by law, and subject to the provisions of its Certificate of Incorporation.

SECTION 2. SEAL.  The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine.

SECTION 3. DEPOSITORIES AND CHECKS.  All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

SECTION 4. LOANS.  No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

SECTION 5. FISCAL YEAR.  The fiscal year of the Corporation shall be fixed by the Board of Directors.

SECTION 6. CONTRACTS.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.  Except as so authorized or otherwise expressly provided in these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

SECTION 7. AMENDMENTS.  The Bylaws of the Corporation may be altered or amended and new Bylaws may be adopted by the stockholders or, if authorized by the Certificate of Incorporation, by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that, if such action is to be taken at a meeting of the stockholders, notice of the general nature of the proposed change in the Bylaws shall have been given in the notice of a meeting.  Action by the stockholders with respect to Bylaws shall be taken by an affirmative vote of a majority of the shares entitled to elect directors, and action by the directors with respect to Bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.